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EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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

                                                                       JURISDICTION OF
NAME                                                                   INCORPORATION
----                                                                   ---------------
FEI Company                                                                Oregon

Philips Electron Optics International B.V.                                 The Netherlands

Micrion KK                                                                 Japan

Micrion Corporation                                                        Oregon

FEI Deutschland GmbH                                                       Germany

FEI Company FSC Ltd.                                                       Barbados

FEI Asia Corporation                                                       Oregon

Asia FEI Company                                                           Korea

FEI Company N.V.                                                           Belgium

FEI Company GmbH                                                           Austria

FEI Company AS                                                             Norway

FEI Company Ltd.                                                           Hong Kong

FEI Company S.A.                                                           Spain

FEIC A.G.                                                                  Switzerland

FEI Company A/S                                                            Denmark

FEI Company                                                                Sweden

FEI Company of USA (SE Asia) P.t.e. Ltd.                                   Singapore

Philips Electron Optics Czech Republic SO                                  Czech Republic


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Philips Electron Optics Canada, Ltd.                                       Canada

Philips Electron Optics SRL                                                Italy

Philips Electron Optics Nederland B.V. (Sales/Service)                     The Netherlands

Philips Electron Optics Japan Ltd.                                         Japan

Philips Optique Electronique S.A.S.                                        France

Philips Electron Optics B.V.                                               The Netherlands

FEI UK Ltd.                                                                United Kingdom

FEI Europe Ltd.                                                            United Kingdom

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